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                                                                    EXHIBIT 3.22




                       CERTIFICATE OF LIMITED PARTNERSHIP

                           POOL COMPANY HOUSTON LTD.


         The undersigned General Partner, desiring to form a limited partnership under the provisions of the Texas Revised Limited Partnership Act, certifies as follows:

1.       The name of the partnership is POOL COMPANY HOUSTON LTD.

2.       The address of the partnership's registered office is:

                             10375 Richmond Avenue
                             Houston, Texas  77042

3. The name and address of the partnership's registered agent for service of process is:

                             Geoffrey Arms
                             10375 Richmond Avenue
                             Houston, Texas  77042

4. The address of the principal office where records of the partnership are required to be kept or made available is:

                             10375 Richmond Avenue
                             Houston, Texas  77042

5. The name, mailing address and street address of the business of each General Partner is:

           Name               Mailing Address             Street Address

         Pool Company        P.O. Box 4271               Richmond Avenue
                             Houston, Texas 77210        Houston, Texas  77042


         I affirm, under penalties of perjury, that this Certificate is executed on or as of the 12th day of December, 1996, and that, to the best of my knowledge and belief, the facts stated in this Certificate are true.

                                       POOL COMPANY, General Partner


                                       By:     /s/ E.J. SPILLARD
                                               ------------------------------
                                               E.J. Spillard,
                                               Senior Vice President, Finance